UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

POSITIVE IMAGE CONSULTING SERVICES INC

(Exact name of registrant as specified in its charter)

WYOMING

47-56221821

(State or other jurisdiction of incorporation or (I.R.S Employer Identification No.) organization)

412 N MAIN STREET

BUFFALO, WY

82834

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered

Common Stock Par Value .001

Name of each exchange on which each class is to be registered

NASDAQ

National Association of Securities Dealers Automated Quotations

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 020-36117 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class) (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Description of Registrant's Securities to be Registered.

Item 1.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Item 1. Description of Registrant's Securities to be Registered.

For a description of the common stock, par value $0.01 per share, of Green Energy Global Inc. being registered hereunder, reference is made to the information set forth under the heading

"Description of Capital Stock" in the Registrant's registration statement on Form S-1 (File No.

333-26730 as filed with the Securities and Exchange Commission (the "Commission") and as may be amended from time to time. Such description is hereby incorporated by reference into this registration statement in accordance with Rule 12b-23 under the Securities Exchange Act of 1934.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Articles of Incorporation

Audited Financial Statements from 2023 and 2024

Reg C Registration

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) POSITIVE IMAGE CONSULTING SERVICES

Date August 1, 2025

By /s/ Ann Barlow Ann

Name: Ann Barlow President CEO

*Print the name and title of the signing officer under such officer's signature.

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, must be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-23(c) regarding incorporation of exhibits by reference.

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